UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 North Broadway, Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)
On May 27, 2010, BancFirst Corporation (the “Company”) held its annual meeting of stockholders.  As of the record date on April 6, 2010, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 15,337,050, of which 13,991,061 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on two proposals: (i) the election of six Class III directors; and (ii) the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 29, 2010.  At the meeting, the stockholders elected six Class III directors and ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

(b)	The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares
Proposal No. 1-Election of Class III Directors	For	Withheld	Broker Non-Votes

William H. Crawford	12,628,803	267,015	1,095,243
K. Gordon Greer	12,628,603	267,215	1,095,243
Dr. Donald B. Halverstadt	12,725,818	170,000	1,095,243
William O. Johnstone	12,628,803	267,015	1,095,243
Dave R. Lopez	12,726,918	168,900	1,095,243
David E. Rainbolt	12,863,483	32,335	1,095,243

Proposal No. 2- Ratification of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	For	Against	Abstained	Broker Non-Votes
	12,861,105	1,993	32,720	1,095,243

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 28, 2010	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President
Chief Financial Officer